   As filed with the Securities and Exchange Commission on November 6, 1998
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                            ----------------------

                                    FORM 10

                  GENERAL FORM FOR REGISTRATION OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR (g) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                            ----------------------

                              ARCH CHEMICALS, INC.
             (Exact name of registrant as specified in its charter)


           Virginia                                     06-1526315
  (State or other jurisdiction                       (I.R.S. Employer
of incorporation or organization)                 Identification Number)

           501 Merritt 7
           P.O. Box 4500                                 06856-4500
         Norwalk, Connecticut                            (Zip Code)
(Address of principal executive offices)


              Registrant's telephone number, including area code:
                                (203) 750-3000

                            ----------------------

       Securities to be registered pursuant to Section 12(b) of the Act:


        Title of each class            Name of each exchange on which
        to be so registered            each class is to be registered
        -------------------            ------------------------------
           Common Stock,                  New York Stock Exchange
      par value $1.00 per share

Series A Participating Cumulative         New York Stock Exchange
Preferred Stock Purchase Rights

       Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
================================================================================

                             ARCH CHEMICALS, INC.

               I.  INFORMATION INCLUDED IN INFORMATION STATEMENT
                   AND INCORPORATED IN FORM 10 BY REFERENCE

              CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT
                             AND ITEMS OF FORM 10

ITEM
NO.                              CAPTION                                      LOCATION IN INFORMATION STATEMENT
----                             -------                                      ---------------------------------
  1.   Business....................................................  "Summary"; "The Distribution"; "Risk Factors";
                                                                     "Business"; and "Management's Discussion and
                                                                     Analysis of Financial Condition and Results of
                                                                     Operations."

  2.   Financial Information.......................................  "Summary"; "The Distribution"; "Selected Financial
                                                                     and Operating Data"; and "Management's

                                                                     Discussion and Analysis of Financial Condition and
                                                                     Results of Operations."

  3.   Properties..................................................  "Properties."

  4.   Security Ownership of Certain Beneficial Owners and
       Management..................................................  "The Distribution" and "Beneficial Ownership."

  5.   Directors and Executive Officers............................  "Management and Executive Compensation" and
                                                                     "Liability and Indemnification of Officers and
                                                                     Directors."

  6.   Executive Compensation......................................  "Summary"; "The Distribution"; "Relationship
                                                                     between Olin and the Company after the
                                                                     Distribution"; and "Certain Relationships and
                                                                     Related Transactions."

  7.   Certain Relationships and Related Transactions..............  "Summary"; "The Distribution"; "Relationship
                                                                     between Olin and the Company and the
                                                                     Distribution"; and "Certain Relationships and
                                                                     Related Transactions."

  8.   Legal Proceedings...........................................  "Legal Proceedings."

  9.   Market Price of and Dividends on the Registrant's Common
       Equity and Related Stockholder Matters......................  "Summary"; "The Distribution"; "Risk Factors"; and
                                                                     "Dividend Policy."

 11.   Description of Registrant's Securities to be Registered.....  "The Distribution"; "Dividend Policy";
                                                                     "Description of Capital Stock"; and "Rights Plan."

 12.   Indemnification of Directors and Officers...................  "Liability and Indemnification of Officers and
                                                                     Directors."

 13.   Financial Statements and Supplementary Data.................  "Summary"; "Selected Financial and Operating
                                                                     Data"; and "Management's Discussion and Analysis
                                                                     of Financial Condition and Results of Operations."

 15.   Financial Statements and Exhibits...........................  "Selected Financial and Operating Data"; and
                                                                     "Index to Combined Financial Statements."

            II.  INFORMATION NOT INCLUDED IN INFORMATION STATEMENT

ITEM 10.  RECENT SALES OF UNREGISTERED SECURITIES

     Arch Chemicals, Inc. ("Arch Chemicals") was incorporated under the laws of the Commonwealth of Virginia on August 25, 1998. Arch Chemicals issued 100 shares of its Common Stock, par value $1.00 per share, to Olin Corporation, a Virginia corporation ("Olin"), as of October 13, 1998 in consideration of Olin's capital contribution of $100.00. Such issuance was exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof because such issuance did not involve any public offering of securities.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     None.

ITEM 15.  FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial Statement Schedules:

     Financial statement schedules are omitted because of the absence of the conditions under which they are required or because the information required by such omitted schedules is set forth in the financial statements or the notes thereto.

     (b)      Exhibits:


EXHIBIT
NO.       DESCRIPTION
---       -----------
2         Distribution Agreement*

3.1       Amended and Restated Articles of Incorporation of Arch Chemicals*

3.2       By-laws of Arch Chemicals as amended*

4.1       Specimen Common Share certificate*

4.2       Amended and Restated Articles of Incorporation of Arch Chemicals (filed as Exhibit 3.1 hereto)*

4.3       By-laws of Arch Chemicals as amended (filed as Exhibit 3.2 hereto)*

4.4       Rights Agreement between Arch Chemicals and _________, as Rights Agent*

4.5       Form of Articles of Amendment of the Articles of Incorporation of Arch Chemicals (attached as Exhibit A to the Rights Agreement filed as Exhibit 4.4 hereto)*

4.6       Form of Rights Certificate (attached as Exhibit B to the Rights Agreement filed as Exhibit 4.4 hereto)*

10.1      Distribution Agreement (filed as Exhibit 2 hereto)*

10.2      Assumption of Liabilities and Indemnity Agreement*

10.3      Charleston Services Agreement*

10.4      Chlor-Alkali Supply Agreement*

10.5      Covenant Not To Compete Agreement*

10.6      Credit Agreement*


EXHIBIT
NO.       DESCRIPTION
---       -----------
10.7      Employee Benefits Allocation Agreement*

10.8      Form of Executive Agreement*

10.9      Tax Sharing Agreement*

10.10     Intellectual Property Transfer and License Agreement*

10.11     Trade Name License Agreement*

10.12     Transition Services Agreement*

10.13     Arch Chemicals Stock Plan for Nonemployee Directors*

10.14     Arch Chemicals 1999 Long Term Incentive Plan*

10.15     Arch Chemicals 1999 Stock Option Plan*

10.16     Supplemental Contributing Employee Ownership Plan*

10.17     Excess Benefit Pension Plan*

10.18     Senior Executive Pension Plan*

10.19     Employee Deferral Plan*

10.20     Key Executive Life Insurance Program*

10.21     Form of Arch Chemicals Endorsement Split Dollar Agreement*

21        List of Subsidiaries of Arch Chemicals**

27        Financial Data Schedule**

99.1      Arch Chemicals Information Statement dated _________ __, 1999**

__________
     * To be filed by amendment.
     **Filed herewith.

                                   SIGNATURES


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    Arch Chemicals, Inc.
                                    (Registrant)

                                    By:  /s/ Johnnie M. Jackson, Jr.
                                         ---------------------------------
                                         Name:  Johnnie M. Jackson, Jr.
                                         Title:    President and Secretary


Date:  November 6, 1998

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 -------------





                                  EXHIBITS TO


                                    FORM 10


                  GENERAL FORM FOR REGISTRATION OF SECURITIES
                                     UNDER
                      THE SECURITIES EXCHANGE ACT OF 1934

                                 -------------

                              ARCH CHEMICALS, INC.
             (Exact name of registrant as specified in its charter)

================================================================================

                               INDEX TO EXHIBITS



EXHIBIT
NO.       DESCRIPTION
---       -----------
    2     Distribution Agreement*
  3.1     Amended and Restated Articles of Incorporation of Arch Chemicals*
  3.2     By-laws of Arch Chemicals as amended*
  4.1     Specimen Common Share certificate*
  4.2     Amended and Restated Articles of Incorporation of Arch Chemicals (filed as Exhibit 3.1 hereto)*
  4.3     By-laws of Arch Chemicals as amended (filed as Exhibit 3.2 hereto)*
  4.4     Rights Agreement between Arch Chemicals and ________, as Rights Agent*
  4.5     Form of Articles of Amendment of the Articles of Incorporation of Arch Chemicals (attached as Exhibit A to the Rights Agreement filed as Exhibit 4.4 hereto)*
  4.6     Form of Rights Certificate (attached as Exhibit B to the Rights Agreement filed as Exhibit 4.4 hereto)*
 10.1     Distribution Agreement (filed as Exhibit 2 hereto)*
 10.2     Assumption of Liabilities and Indemnity Agreement*
 10.3     Charleston Services Agreement*
 10.4     Chlor-Alkali Supply Agreement*
 10.5     Covenant Not To Compete Agreement*
 10.6     Credit Agreement*
 10.7     Employee Benefits Allocation Agreement*
 10.8     Form of Executive Agreement*
 10.9     Tax Sharing Agreement*
10.10     Intellectual Property Transfer and License Agreement*
10.11     Trade Name License Agreement*
10.12     Transition Services Agreement*
10.13     Arch Chemicals Stock Plan for Nonemployee Directors*
10.14     Arch Chemicals 1999 Long Term Incentive Plan*
10.15     Arch Chemicals 1999 Stock Option Plan*
10.16     Supplemental Contributing Employee Ownership Plan*
10.17     Excess Benefit Pension Plan*
10.18     Senior Executive Pension Plan*
10.19     Employee Deferral Plan*
10.20     Key Executive Life Insurance Program*
10.21     Form of Arch Chemicals Endorsement Split Dollar Agreement*


EXHIBIT
NO.       DESCRIPTION
---       -----------
21        List of Subsidiaries of Arch Chemicals**
27        Financial Data Schedule**
99.1      Arch Chemicals Information Statement dated ________ __, 1999**

__________
     * To be filed by amendment.
     **Filed herewith.